EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

	JURISDICTION OF	PERCENTAGE
NAME OF SUBSIDIARY	INCORPORATION	OWNED
AHT, Inc.	Pennsylvania	100
Centrozlom-Katowice Sp.z o.o.	Poland	100
Centrum Zawiercie Sp.z o.o.	Poland	52
CMC (Australia) Pty., Limited	Australia	100
CMC Concrete Accessories, Inc.	Texas	100
CMC (Europe) AG	Switzerland	100
CMC Fareast Limited	Hong Kong	100
CMC (Guangzhou) International Trade Co., Ltd.	China	100
CMC (International) AG	Switzerland	100
CMC International (S.E. Asia) Pte., Limited	Singapore	100
CMC Oil Company	Texas	100
CMC Receivables, Inc.	Delaware	100
CMC Steel Holding Company	Delaware	100
CMC Steel Fabricators, Inc.	Texas	100
CMC Steel IPH Company	Delaware	100
CMC Trinec Stahlhandel GmbH	Germany	50
CMC (UK) Limited	England	100
CMC Zawiercie SA	Poland	71
Coil Steel (Aust) Pty Limited	Australia	100
Coil Steels Group Pty Limited	Australia	100
Coil Steels Properties Pty Limited	Australia	100
Coil Steels (Qld) Pty Limited	Australia	100
Coil Steels Trading Pty Limited	Australia	100
Cometals China, Inc.	Texas	100
Cometals Far East, Inc.	Texas	100
Cometals (Tianjin) International Trade Co., Limited	China	100
Commercial Metals — Austin, Inc.	Texas	100
Commercial Metals Deutschland GmbH	Germany	100
Commercial Metals (International) AG	Switzerland	100
Commercial Metals Overseas Export (FSC) Corp.	US Virgin Islands	100
Commercial Metals SF/JV Company	Tennessee	100
Commonwealth Metal China Inc.	Texas	100
Construction Materials, Inc.	Louisiana	100
Elserw Sp.z o.o.	Poland	100
Energomedia Sp.z o.o.	Poland	100
Europickling S.A.	Belgium	24
Howell Metal Company	Virginia	100
Hutsprzet Sp.z o.o.	Poland	100
HZ Format Sp.z o.o.	Poland	100
HZ Marten Sp.z.o.o.	Poland	25
HZ Service Sp.z o.o.	Poland	76
Kolhut Sp.z o.o.	Poland	100
The Lofland Company	Delaware	100
Lofland Company Dallas	Texas	100
Lofland Company Midwest	Delaware	100
The Lofland Company of Mississippi	Delaware	100
The Lofland Company of New Mexico	Delaware	100
The Lofland Company of Oklahoma	Delaware	100
The Lofland Company of Texas	Texas	100
Lofland Fabricators, Inc.	Delaware	100

	JURISDICTION OF	PERCENTAGE
NAME OF SUBSIDIARY	INCORPORATION	OWNED
Melbourne Slitting Company Pty. Ltd.	Australia	100
Owen Electric Steel Company of South Carolina	South Carolina	100
Owen Industrial Products, Inc.	South Carolina	100
Owen Joist Corporation	South Carolina	100
Owen Joist of Florida, Inc.	Florida	100
Owen of Georgia, Inc.	Georgia	100
Perth Steels Pty. Limited	Australia	100
Putex Sp.z o.o.	Poland	100
Pyrosteel Pty., Ltd.	Australia	50
Queensland Slitting Company Pty Limited	Australia	100
Scrapena S.A.	Poland	51
Scrap-Service Sp.z o.o.	Poland	100
SMI-Owen Steel Company, Inc.	South Carolina	100
SMI Rebar Coating JV, Inc.	North Carolina	100
SMI Steel Fabricators of Florida Inc.	Florida	100
SMI Steel Fabricators of North Carolina Inc.	North Carolina	100
SMI Steel Inc.	Alabama	100
Sydney Slitting Company Pty Limited	Australia	100
Steel Products de Mexico, S.A. de C.V.	Mexico	99
Structural Metals, Inc.	Texas	100
Trans-Zak Sp.z.o.o.	Poland	41
Trinec CMC UK Ltd.	United Kingdom	50
Trinecke Zelezamy a. s.	Czech Republic	11
Zenith Finance and Construction Company	Texas	100